UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2011
Cliffs Natural Resources Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8944	34-1464672

(State or Other Jurisdiction of Incorporation)	(Commission File	(IRS Employer Identification No.)
Number)

200 Public Square, Cleveland, Ohio	44114-2315

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.A
EX-10.B

Item 1.01. Entry into a Material Definitive Agreement.
          On March 4, 2011, Cliffs Natural Resources Inc. (the “Company”) entered into an unsecured Bridge Credit Agreement (the “Bridge Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Co-Arrangers and Co-Syndication Agents, and the various lenders from time to time party thereto (collectively, the “Bridge Lenders”). The Bridge Credit Agreement provides for a $2,450 million bridge credit facility, which matures one year from the Closing Date (as hereinafter defined).
          On March 4, 2011, the Company also entered into an unsecured Term Loan Agreement (the “Term Loan Agreement” and together with the Bridge Credit Agreement, the “Credit Agreements”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Syndication Agents, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Fifth Third Bank, PNC Bank, N.A., Bank of Montreal, The Bank of Nova Scotia, Commonwealth Bank of Australia, KeyBank National Association, RBS Citizens, N.A. and U.S. Bank National Association, as Documentation Agents, and the various lenders from time to time party thereto (collectively, the “Term Lenders”). The Term Loan Agreement provides for a $1,250 million term credit facility, which matures on the fifth anniversary of the Closing Date and requires principal payments on each three-month anniversary of the Closing Date. Under the terms of the Term Loan Agreement, the Company is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request additional term loans under the Term Loan Agreement in the aggregate principal amount of up to $250 million to the extent that existing or new lenders agree to provide such additional term loans.
          The date of funding under each of the Bridge Credit Agreement and the Term Loan Agreement, which is the closing date (the “Closing Date”), is expected to occur not more than three Business Day prior to the date of the consummation of the Company’s pending acquisition (the “Acquisition”) of Consolidated Thompson Iron Mines Limited (“Target”) pursuant to the terms of that certain Arrangement Agreement, dated January 11, 2011(the “Arrangement Agreement”), between the Company and Target. The consummation of the Acquisition is subject to various closing conditions, including, among other things, certain regulatory approvals.
          The commitments under the Bridge Credit Agreement will be reduced prior to the Closing Date, and after the Closing Date, the Company will be required to make mandatory prepayments of principal, in each case, in the event of, among other things, certain non-ordinary course assets sales and other dispositions of property by the Company and certain of its subsidiaries (subject to certain exceptions and reinvestment provisions) and certain material issuances of debt, equity or equity-linked securities by the Company or certain of its subsidiaries. If the Articles of Arrangement related to the Acquisition is not filed within three Business Days of the Closing Date, the Company will be required to repay all of the borrowings under each of the Bridge Credit Agreement and the Term Loan Agreement.
          Borrowings under the Bridge Credit Agreement bear interest at a floating rate based upon a negotiated base rate or the LIBOR rate plus a margin based on the credit rating of the Company and the length of time the borrowings remain outstanding. Borrowings under the Term Loan Agreement bear interest at a floating rate based upon a negotiated base rate or the LIBOR rate plus a margin based on the leverage ratio of the Company. Proceeds from the Credit Agreements will be used to pay the cash consideration payable in the Acquisition, repay or defease certain indebtedness of the Target and its subsidiaries and pay fees and expenses incurred in connection with the Arrangement Agreement, the Bridge Credit Agreement, the Term Loan Agreement and the related transactions.
          Certain of the Company’s material domestic subsidiaries have guaranteed the obligations of the Company under each of the Bridge Credit Agreement and the Term Loan Agreement.
          The Credit Agreements contain customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, transactions with affiliates, limitations on liens, mergers and sales of all or substantially all of the Company’s assets, and limitations on changes in the nature of the Company’s business.

          The Credit Agreements provide for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been materially incorrect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to other indebtedness of the Company of a specified amount, the bankruptcy or insolvency of the Company, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control of the Company, and ERISA defaults resulting in liability of a specified amount. In the event of a default by the Company (beyond any applicable grace or cure period), the applicable Administrative Agent, at the direction of the requisite number of Bridge Lenders or Term Lenders (as applicable), may declare all amounts owing under the applicable Credit Agreement immediately due and payable and/or exercise any and all remedies and other rights under the applicable Credit Agreement. For certain defaults related to insolvency and receivership, the commitments of the Bridge Lenders and Term Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.
          Certain of the Bridge Lenders, the Term Lenders and the agents (and each of their respective subsidiaries or affiliates) of the Credit Agreements have in the past provided, are currently providing, including in connection with the Acquisition, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.
          The Bridge Credit Agreement is filed herewith as Exhibit 10(a) and the Term Loan Agreement is filed herewith as Exhibit 10(b). The foregoing descriptions of the Bridge Credit Agreement and the Term Loan Agreement are qualified in their entirety by reference to the full text of the Bridge Credit Agreement and the Term Loan Agreement, as applicable, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The Bridge Credit Agreement was entered into March 4, 2011, the details of which are contained in Item 1.01 and incorporated into this Item 2.03 by reference.
          The Term Loan Agreement was entered into March 4, 2011, the details of which are contained in Item 1.01 and incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10(a)	Bridge Credit Agreement entered into as of March 4, 2011, among Cliffs Natural Resources Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Co-Arrangers and Co-Syndication Agents, and the various lenders from time to time party thereto.

10(b)	Term Loan Agreement entered into as of March 4, 2011, among Cliffs Natural Resources Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Syndication Agents, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Fifth Third Bank, PNC Bank, N.A., Bank of Montreal, The Bank of Nova Scotia, Commonwealth Bank of Australia, KeyBank National Association, RBS Citizens, N.A. and U.S. Bank National Association, as Documentation Agents, and the various lenders from time to time party thereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Gina K. Gunning

Name:	Gina K. Gunning
Title:	General Counsel, Corporate Affairs and Secretary

Date: March 8, 2011

Exhibit Index

Exhibit
Number	Description

10(a)	Bridge Credit Agreement entered into as of March 4, 2011, among Cliffs Natural Resources Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Co-Arrangers and Co-Syndication Agents, and the various lenders from time to time party thereto.

10(b)	Term Loan Agreement entered into as of March 4, 2011, among Cliffs Natural Resources Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Syndication Agents, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Fifth Third Bank, PNC Bank, N.A., Bank of Montreal, The Bank of Nova Scotia, Commonwealth Bank of Australia, KeyBank National Association, RBS Citizens, N.A. and U.S. Bank National Association, as Documentation Agents, and the various lenders from time to time party thereto.